                                                                 Exhibit (d)(10)



                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101



                              February 6, 2004



Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101


Ladies and Gentlemen:

     This will confirm our agreement that Schedule A to the Investment Advisory Agreement between us dated January 31, 2001 is hereby amended. The full list of Funds covered by the Agreement and the annual advisory fee with respect to each such Fund shall be as set forth on Exhibit A hereto.

     In all other respects, the Investment Advisory Agreement will remain in full force and effect. Please sign this letter below to confirm your agreement with this amendment.

                                            Very truly yours,



                                            Deborah A. Wussow
                                            Assistant Secretary


AGREED:
Nicholas-Applegate Capital Management



By:   ____________________________
         Charles H. Field, Jr.
         Deputy General Counsel

                                                     Exhibit A


FUND                                          INVESTMENT ADVISORY FEE
                                              (AS A PERCENTAGE OF AVERAGE DAILY
                                                    NET ASSETS)

U.S Mini Cap Growth                                   1.00

U.S Emerging Growth                                    .75
U.S Small Cap Value                                    .75
U.S Large Cap Value                                    .45

U.S. Large Cap Select Growth                           .45

U.S Equity Growth                                      .60

U.S. Systematic SMID Growth                            .70

U.S Convertible                                        .55

Global Select                                          .65

International Growth                                   .50

International Growth Opportunities                     .70

International Systematic                               .50

Emerging Countries                                     .85

Emerging Markets Opportunities                         .90

U.S High Yield Bond                                    .40